SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

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Rhinebeck Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Rhinebeck Bancorp, Inc., the holding company for Rhinebeck Bank.

We will hold the meeting at Rhinebeck Bank’s corporate office, located at 2 Jefferson Plaza, Poughkeepsie, New York on Wednesday, May 21, 2025, at 11:00 a.m., Eastern time. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or via the Internet. Voting instructions appear on the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted by Internet.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer

Rhinebeck Bancorp, Inc.

2 Jefferson Plaza

Poughkeepsie, New York 12601

(845) 454-8555

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:00 a.m., Eastern time, Wednesday, May 21, 2025

PLACE	Rhinebeck Bank’s Corporate Office 2 Jefferson Plaza Poughkeepsie, New York 12601

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years;

(2) The approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan;

(3) The ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2025;

(4) The approval of an advisory (non-binding) vote on the compensation of our named executive officers as named in this proxy statement; and

(5) The approval of an advisory (non-binding) vote as to whether future advisory votes on executive compensation should be held every year, every two years or every three years.

RECORD DATE	To vote, you must have been a stockholder as of the close of business on March 28, 2025.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by mail by completing and returning the enclosed proxy card in the accompanying self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the following proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Karen E. Morgan-D’Amelio
Karen E. Morgan-D’Amelio
Corporate Secretary

Poughkeepsie, New York
April 15, 2025

RHINEBECK BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

Rhinebeck Bancorp, Inc. is providing this proxy statement to you in connection with the solicitation of proxies by its Board of Directors only for use at the 2025 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. In this proxy statement, we may refer to Rhinebeck Bancorp, Inc. as “Rhinebeck Bancorp,” the “Company,” “we,” “our” or “us.” Rhinebeck Bank is the wholly-owned subsidiary of Rhinebeck Bancorp. Rhinebeck Bancorp is the majority-owned subsidiary of Rhinebeck Bancorp, MHC, a mutual holding company.

We will hold the annual meeting at Rhinebeck Bank’s corporate office, located at 2 Jefferson Plaza, Poughkeepsie, New York on Wednesday, May 21, 2025 at 11:00 a.m., Eastern time.

This proxy statement and a proxy card are first being mailed to stockholders on or about April 15, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2025

This proxy statement and our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available on the Internet at www.cstproxy.com/rhinebeckbancorp/2025. The Annual Report includes our audited consolidated financial statements for the fiscal year ended December 31, 2024.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Rhinebeck Bancorp common stock if you owned your shares as of the close of business on March 28, 2025. As of the close of business on that date, 11,094,828 shares of common stock were outstanding, of which 6,345,975 shares were owned by Rhinebeck Bancorp, MHC and the remaining 4,748,853 shares were owned by public stockholders. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares (other than Rhinebeck Bancorp, MHC) are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of common stock of Rhinebeck Bancorp in one or more of the following ways:

●	Directly in your name as the stockholder of record;
●	Indirectly through a broker, bank or other holder of record in “street name”; or
●	Indirectly through the Rhinebeck Bank Employee Stock Ownership Plan (the “ESOP”) or the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Refer to the voting instruction form that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you are a participant in the ESOP or own shares of common stock indirectly through the 401(k) Plan, see “Participants in the ESOP and the 401(k) Plan” below for voting instructions.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Rhinebeck Bancorp common stock entitled to vote are represented at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect three directors to serve for a term of three years. In voting on the election of directors (Item 1), you may vote in favor of or withhold your vote as to any or all of the nominees. The maximum number of directors to be elected at the annual meeting is three. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the three nominees receiving the largest number of votes cast will be elected.

In voting on the approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (the “Equity Incentive Plan”) (Item 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The approval of this proposal requires the affirmative vote of (1) a majority of the shares cast by stockholders, including shares cast by Rhinebeck Bancorp, MHC, and (2) a majority of the shares cast by stockholders other than Rhinebeck Bancorp, MHC.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

In voting to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers (Item 4), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

For the non-binding advisory vote on the approval of the frequency of advisory votes on executive compensation (Item 5), stockholders may choose any of the following four options: “one year,” “two years,” “three years,” or “abstain.” The option that receives the most votes at the Annual Meeting will be considered by the Board of Directors in determining the preferred frequency with which the Company will hold a stockholder vote to approve the compensation of its named executive officers.

Because Rhinebeck Bancorp, MHC owns more than 50% of the outstanding shares of Rhinebeck Bancorp common stock, the votes cast by Rhinebeck Bancorp, MHC will ensure the presence of a quorum and will decide the outcome of the vote on the election of directors (Item 1), the ratification of the appointment of the independent registered public accounting firm (Item 3), the advisory vote on executive compensation (Item 4) and the say on pay frequency (Item 5) vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1), the approval of the Equity Incentive Plan (Item 2), the advisory vote on executive compensation (Item 4), the “say on pay” frequency vote (Item 5). Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote on Items 1, 2, 4 and 5, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does have discretion to vote any shares for which you do not provide instructions on the proposal to ratify the appointment of the independent registered public accounting firm (Item 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend and vote at the meeting, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes on the election of directors, approval of the Equity Incentive Plan, ratification of the appointment of the independent registered public accounting firm, or the two advisory votes on executive compensation, broker non-votes and abstentions will have no effect.

Voting by Proxy Card

The Board of Directors of Rhinebeck Bancorp is sending you this proxy statement to request that you allow your shares of Rhinebeck Bancorp common stock to be represented at the annual meeting by the persons named on the proxy card. If you are a registered stockholder, you may vote by completing and mailing the enclosed proxy card. All shares of Rhinebeck Bancorp common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” each nominee for director;
●	“FOR” the approval of the Equity Incentive Plan;
●	“FOR” the ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2025;
●	“FOR” the advisory (non-binding) vote on executive compensation; and
●	For “ONE YEAR” on the advisory (non-binding) vote as to the frequency of future advisory votes on executive compensation.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment as to how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Voting via the Internet

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Rhinebeck Bancorp common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting are set forth on the proxy card. The deadline for voting via the Internet in advance of the meeting is 11:59 p.m., Eastern time, on May 20, 2025.

Attending the Meeting

Stockholders are invited to attend the annual meeting and may vote in person during the meeting.

If you hold your shares in street name, you will need appropriate proof of ownership from your holder of record to be admitted to the meeting. You should contact your bank, broker or other holder of record in advance to obtain proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, you may revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;
●	submitting a properly signed proxy card with a later date;
●	voting via the Internet at a later time so long as such vote is received by the applicable time and date set forth above for registered stockholders; or
●	voting at the annual meeting (Note: Attendance at the annual meeting will not in itself constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and the 401(k) Plan

If you are a participant in the ESOP, you will receive a voting instruction card that reflects all the shares that you may direct the ESOP trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but you may direct the trustee how to vote the shares of Rhinebeck Bancorp common stock allocated to your ESOP account. The ESOP trustee will vote all unallocated shares of Rhinebeck Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

If you hold Rhinebeck Bancorp common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your voting instruction cards to the ESOP trustee and/or the 401(k) Plan trustee is May 14, 2025.

CORPORATE GOVERNANCE

General

We periodically review our corporate governance policies and procedures to ensure that they meet the highest standards of ethical conduct, so we can report results with accuracy and transparency and fully comply with the laws, rules and regulations that govern our operations.

Director Independence

The Board of Directors currently consists of eleven members, all of whom are considered independent under the listing standards of the Nasdaq Stock Market, except for Michael J. Quinn who serves as the President and Chief Executive Officer of Rhinebeck Bancorp and Rhinebeck Bank. In determining the independence of directors, the Board of Directors has considered transactions, relationships and other arrangements between Rhinebeck Bancorp and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions With Related Persons,” including business services performed by Director Christopher Chestney’s brother-in-law.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Rhinebeck Bancorp and Rhinebeck Bank, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. William C. Irwin currently serves as the Chairman of the Board and is independent under the listing standards of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks that Rhinebeck Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attend meetings of the Board of Directors and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies Rhinebeck Bancorp’s standing committees and their members as of the date of this proxy statement. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of Rhinebeck Bank’s website (www.rhinebeckbank.com).

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Frederick L. Battenfeld	X
Donald E. Beeler Jr.		X
Christopher W. Chestney	X		X*
Freddimir Garcia		X*	X
Steven E. Howell	X*	X
William C. Irwin**	X
Shannon Martin LaFrance	X		X
Sharon McGinnis***		X	X
Nancy K. Patzwahl***	X
Suzanne Rhulen Loughlin		X	X
Michael J. Quinn
Number of meetings in 2024	4	9	5

*     Chairperson of the committee.

**	Chairman of the board.
***	Directors McGinnis and Patzwahl were appointed to the Board of Directors effective April 15, 2025.

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by Rhinebeck Bancorp’s officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of Rhinebeck Bancorp’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Steven E. Howell and Nancy K. Patzwahl each qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Compensation Committee. The Compensation Committee approves the compensation objectives for Rhinebeck Bancorp and Rhinebeck Bank, establishes the compensation for the President and Chief Executive Officer and other executives and reviews personnel policies. The Compensation Committee reviews components of compensation including base salary, bonus, benefits and other perquisites. The President and Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions. The Compensation Committee is also responsible for administering the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan and approving grants under the plan. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

During 2024, the Compensation Committee utilized the services of Blanchard Consulting Group, independent compensation consultants, to help benchmark our management and director compensation program against our peers and to ensure that our program is consistent with prevailing practice in our industry.

The Compensation Committee, in conjunction with the Governance and Nominating Committee, also considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Rhinebeck Bancorp and monitoring compliance with these policies and guidelines. In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of stockholders. The committee also recommends director candidates for each committee for appointment by the Board of Directors.

Considerations Respecting Director Nominees and Candidates

Minimum Qualifications for Director Nominees. The Board of Directors has adopted criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision and a requirement that the candidate must not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Board of Directors will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;
●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
●	personal and professional integrity, honesty and reputation;
●	the ability to represent the best interests of our stockholders and Rhinebeck Bancorp;
●	the desire for gender and ethnic diversity on the Board of Directors;
●	current equity holdings in Rhinebeck Bancorp;
●	the ability to devote sufficient time and energy to the performance of his or her duties; and
●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Board of Directors will also consider any other factors it deems relevant, including the size and composition of the Board of Directors and the need for specific areas of expertise.

When nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s attendance and performance at board and committee meetings; length of board service; the experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

Director Nomination Process. The Board of Directors follows the following process to identify and evaluate individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Board of Directors relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities that Rhinebeck Bank serves. The Board of Directors will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Board of Directors has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Board of Directors determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Board of Directors will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Board of Directors is to consider director candidates recommended by stockholders who appear to be qualified to serve on our Board of Directors. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board of Directors does not perceive a need to increase the size of the Board of Directors. The Board of Directors will consider only those director candidates recommended by stockholders in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to the Chairman of the Board of Directors, care of the Corporate Secretary, at our main office:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;
●	The name and address of the stockholder as they appear on our books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;
●	The candidate’s written consent to be nominated and, if elected, to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in our proxy statement pursuant to Schedule 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at an annual meeting of stockholders, the Board of Directors must receive the recommendation at least 120 calendar days before the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year. See “Submission of Stockholder Business Proposals and Nominations” for more information.

Board and Committee Meetings

The business of Rhinebeck Bancorp and Rhinebeck Bank is conducted through meetings and activities of their respective Boards of Directors and committees. During the year ended December 31, 2024, the Board of Directors of Rhinebeck Bancorp held 12 meetings and the Board of Directors of Rhinebeck Bank held 13 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of the committees on which that director served.

Director Attendance at Annual Meeting

While Rhinebeck Bancorp has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All directors attended the 2024 annual meeting of stockholders.

Code of Ethics for Senior Officers

We maintain a Code of Ethics for Senior Officers, which includes our principal executive officer and principal financial officer, that addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. It is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers is available in the Corporate Governance portion of the Investor Relations section of Rhinebeck Bank’s website (www.rhinebeckbank.com).

Insider Trading Policy

We maintain an insider trading policy applicable to directors, officers and employees of the Company and Rhinebeck Bank that governs the purchase, sale and/or other dispositions of our common stock and other securities by our directors, officers, employees and any member of their immediate family living in his or her household. The insider trading policy prohibits trading in Company securities when the director, executive or employee has material, non-public information about the Company. In addition to the above restrictions, the insider trading policy requires that our Section 16 officers pre-clear every transaction involving Company securities with the Company's compliance officers. Additionally, directors and certain officers are prohibited from trading in Company securities during certain blackout periods.

The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Hedging Policy

Rhinebeck Bancorp’s Insider Trading Policy includes a prohibition on hedging by its directors and executive officers. Hedging transactions are designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited.

REPORT OF THE AUDIT COMMITTEE

Rhinebeck Bancorp’s management is responsible for Rhinebeck Bancorp’s internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America (“GAAP”). The Audit Committee oversees Rhinebeck Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Rhinebeck Bancorp’s financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”), which include matters related to the audit of the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Rhinebeck Bancorp and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether any non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Rhinebeck Bancorp’s internal controls, and the overall quality of its financial reporting.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Rhinebeck Bancorp’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of Rhinebeck Bancorp’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP or that the independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Rhinebeck Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the independent registered public accounting firm for the year ending December 31, 2025.

Audit Committee of the Board of Directors

of Rhinebeck Bancorp

Steven E. Howell (Chairman)

Frederick L. Battenfeld

Christopher W. Chestney

William C. Irwin

Shannon Martin LaFrance

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as non-employee directors during the year ended December 31, 2024. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director. Directors Sharon McGinnis and Nancy K. Patzwahl were appointed to the Board of Directors effective April 15, 2025 and did not receive any director compensation during 2024.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Frederick L. Battenfeld	$57,000	$-	$-	$57,000
Donald E. Beeler Jr.	54,500	-	-	54,500
Christopher W. Chestney	55,250	-	-	55,250
Freddimir Garcia	55,250	-	-	55,250
Steven Howell	60,000	-	-	60,000
William C. Irwin	72,000	-	-	72,000
Shannon Martin LaFrance	54,250	-	-	54,250
Suzanne Rhulen Loughlin	51,750	-	-	51,750
(1)	As of December 31, 2024, no director held any unvested shares of restricted stock.
(2)	As of December 31, 2024, each of the directors had 16,365 stock options outstanding, except for Mr. Irwin who had 10,910 stock options outstanding.

Deferred Compensation Plan for Fees of Directors

Rhinebeck Bank maintains the Rhinebeck Savings Bank Deferred Compensation Plan for Fees of Directors. Each member of the Board of Directors of Rhinebeck Bank is eligible to participate in the plan and has the right to elect to defer the receipt of all or any part of the director fees earned, which are credited to a bookkeeping account established on behalf of each participant. Compensation credited to the participant’s bookkeeping account, including any interest earned thereon (which is credited on the last day of each plan year at rate determined by a resolution of the Board of Directors, which for 2024 was 4.14%) is payable upon the earlier of the participant’s death or separation from service from the board. Such deferred compensation will be payable in a lump sum, unless the participant has elected to be paid in monthly installments over a period of up to five years. As of December 31, 2024, there were four directors participating in the plan.

STOCK OWNERSHIP

The following table provides information as of March 28, 2025 about the beneficial owners known to Rhinebeck Bancorp that own more than 5% of our outstanding common stock and the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power, or has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and, except as noted below, none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding(1)
5% Shareholders:
Rhinebeck Bancorp, MHC (2)	6,345,975		57.20%
2 Jefferson Plaza
Poughkeepsie, NY 12601

M3 Partners, LP (3)	1,053,369		9.49%
2070 E 2100 S, Suite 250
Salt Lake City, UT 84109

Directors and Director Nominees:
Frederick L. Battenfeld	40,093	(4)	*
Donald E. Beeler, Jr.	17,952	(4)	*
Christopher W. Chestney	39,876	(5)	*
Freddimir Garcia	19,539	(4)	*
Steven Howell	26,365	(4)	*
William C. Irwin	38,573	(6)	*
Shannon Martin LaFrance	38,093	(4)	*
Sharon McGinnis	-	(10)	-
Nancy K. Patzwahl	-	(10)	-
Suzanne Rhulen Loughlin	39,300	(4)	*
Michael J. Quinn	157,581	(7)	1.41%

Named Executive Officers Who Are Not Directors:
Jamie J. Bloom	32,970	(8)	*
Kevin Nihill	16,000	(9)	*
All directors and executive officers as a group (18 persons)	644,777		5.64%

*     Less than 1%.

(1)	Based on 11,094,828 shares outstanding as of March 28, 2025. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, “Beneficially owned” includes shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. The table includes beneficially owned shares and options to purchase shares that will vest within 60 days of March 28, 2025.
(2)	Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on January 16, 2019.
(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024.
(4)	Includes 16,365 shares of vested stock options.
(5)	Includes 16,365 shares of vested stock options, 1,000 shares held by his spouse and 1,000 shares held by each of his two children.
(6)	Includes 10,910 shares of vested stock options. Director Irwin has pledged 20,183 shares as collateral for a loan.
(7)	Includes 95,100 shares of vested stock options, 3,357 shares held in the ESOP and 11,100 shares held by his spouse’s individual retirement account.
(8)	Includes 28,000 shares of vested stock options and 3,357 shares held in the ESOP.
(9)	Includes 15,000 shares of unvested restricted stock. Mr. Nihill became the Chief Financial Officer and Treasurer of the Company on July 8, 2024.
(10)	Directors McGinnis and Patzwahl were appointed directors of the Company on April 15, 2025 and did not own any shares of Company common stock as of March 28, 2025.

ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

Rhinebeck Bancorp’s Board of Directors consists of eleven members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election are Freddimir Garcia, Suzanne Rhulen Loughlin and Donald E. Beeler, Jr. All three nominees currently serve as directors of both Rhinebeck Bancorp and Rhinebeck Bank. Director Frederick L. Battenfeld will retire following the 2025 annual meeting and the size of the board will be reduced to ten members at that time. The size of the board will be further reduced to nine members upon the retirement of President and Chief Executive Officer Michael J. Quinn, which is expected to occur on or before December 31, 2025.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of each of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography as of December 31, 2024. The indicated period for service as a director includes service as a director of Rhinebeck Bank. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2028

Freddimir Garcia has served as the Diversity, Equity and Inclusion Officer at Hudson Gateway Association of Realtors since May 2021, and the founder and Chief Executive Officer of EquiDi+ Consulting, LLC since April 2021. Mr. Garcia's professional career began and continues in the Hudson Valley, where he worked for Westchester Medical Health Center Network from April 2019 to April 2021 and Marist College as the regional director. Through his work and service on several non-profit boards, Mr. Garcia's extensive community involvement provides us with valuable insight into the needs of our local community. Age 37. Director since 2017.

Suzanne Rhulen Loughlin is a co-founder and Executive Vice President of CrisisRisk Strategies, LLC. Prior to serving in this role, Ms. Loughlin served for two years as Chief Administrative Officer and General Counsel of a public company that provided support services for companies contracting with the government. In 2005 she founded Firestorm Solutions, LLC, a crisis management and planning consultancy which was sold in 2017. Prior to founding Firestorm, Ms. Loughlin was employed by Frontier Insurance Group, a publicly traded insurance holding company for 15 years, where her positions included in-house counsel, Managing Attorney of the in-house law firm, and Chief Administrative Officer of the public holding company. She also served as a director of the public insurance holding company. Ms. Loughlin serves as a board member of Hudson Valley Pattern for Progress, Chair of the Sullivan County Industrial Development Agency, and President of the Trevor Loughlin Foundation. Ms. Loughlin’s crisis management, risk management, and insurance experience, combined with her training and practice in many of the areas in which Rhinebeck Bank may have legal exposure, enables her to provide critical decision support to the Board. Age 63. Director since 2011.

Donald E. Beeler, Jr. is the founder and Chief Executive Officer of TDR Technology Solutions Inc., which is headquartered in Orange County, New York and specializes in voice security and bomb threat remediation. He has been the recipient of numerous industry awards, including being named as one of Ethisphere's “World's Most Ethical Companies.” He holds patents in over 21 technologies, including real-time backup and disaster recovery. Mr. Beeler taught marketing as an adjunct professor at the University of Pennsylvania Wharton School of Business in Philadelphia. Mr. Beeler currently serves on the RoboCall task forces shaken/stir committee and previously served on the Congressional Homeland Security Advisory Committee for Cybersecurity. He previously served as Chairman of the Board of Orange Regional Medical Center and Chairman of Garnet Medical, in addition to being a past Board Member of the Monroe Woodbury Central School District. His commitment to the community and proven leadership skills are valuable resources to the Company. Age 64. Director since 2019.

Directors Continuing in Office with Terms Expiring in 2026

Steven E. Howell is a certified public accountant and has been a partner with RBT CPAs, LLP, the largest CPA firm in the New York Hudson Valley, since 1987. Mr. Howell served as a director of Hometown Bank, Hometown Bancorp MHC and Hometown Bancorp, Walden New York, from 2008 and as Chairman of the Board from 2012 until their acquisition by Wallkill Valley Federal Savings and Loan Association in 2017. He is active in numerous civic groups including the Past Chairman of the Orange County United Way. Mr. Howell’s experience qualifies him as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. He works extensively with companies within the region in which the Company conducts its business. As a former principal of a certified public accounting firm, Mr. Howell provides the Board of Directors with critical experience regarding accounting and financial matters, as well as governance experience. Age 64. Director since 2020.

William C. Irwin is a principal for Schectman Pharmacy Brokers, a business specializing in the sale of independent pharmacies and drug stores concentrated in the New York tri-state area, and a staff pharmacist for Port Ewen Pharmacy in Port Ewen, New York. Mr. Irwin was the owner of Molloy Pharmacy in Hyde Park and President of Molloy’s Medical Arts Pharmacy in Poughkeepsie for over 30 years and most recently was the Chief Operating Officer for DocFinancial. Mr. Irwin has also served as President of Northern Dutchess Hospital Board, served on the Hyde Park Chamber of Commerce Economic Development Committee and served on the McKesson Corporation National Independent Advisory Board. He currently serves as President of the Hudson Valley Pharmacists Society and as a volunteer for the Dutchess County Medical Reserve Corps and other local volunteer organizations. Mr. Irwin’s experience as a small business owner brings valuable business ownership and leadership skills to the Board along with extensive insight into the customers who live in our market area and economic developments affecting our market area. Age 66. Director since 1996.

Nancy K. Patzwahl is a certified public accountant and has been a principal at UHY Advisors Northeast, Inc., providing personal, corporate and partnership tax services, since 2020. From 1997 through 2019, she was a partner and shareholder at Pattison, Koskey, Howe & Bucci, CPAs P.C. Previously, she worked as a senior manager at KPMG Peat Marwick. She has served as treasurer and trustee of Home for the Aged in Hudson, New York, since 2019, and as treasurer and trustee of Rheinstrom Hill Community Foundation in Hudson, New York, since 2014. Ms. Patzwahl previously served as a director of the National Union Bank of Kinderhook, where she was a member of the Audit Committee, from 2014 until its sale to Community Bank, N.A. in 2019. Ms. Patzwahl’s experience as a certified public accountant and bank director provide the Board of Directors with critical experience regarding accounting and financial matters, as well as governance experience. Ms. Patzwahl’s experience qualifies her as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. Age 58. Director since 2025.

Michael J. Quinn has served as our President and Chief Executive Officer since 2004 and has been employed by Rhinebeck Bank in various capacities including Treasurer, Senior Lending Officer and Chief Operating Officer since 1984. Mr. Quinn’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which we serve affords the Board valuable insight regarding our business and operations. On March 21, 2025, Mr. Quinn advised Rhinebeck Bancorp, Inc., Rhinebeck Bank, and Rhinebeck Bancorp, MHC, that he intended to retire: (1) as a Trustee of Rhinebeck Bancorp, MHC, and as a Director of Rhinebeck Bancorp, Inc. and Rhinebeck Bank; and (2) from his positions as Chief Executive Officer and President of Rhinebeck Bancorp, Inc., Rhinebeck Bank, and Rhinebeck Bancorp, MHC. Mr. Quinn will remain in his roles as a director, trustee, President and Chief Executive Officer until the earlier of the end of the year or until a successor is found to ensure an orderly transition. Age 63. Director since 2001.

Directors Continuing in Office with Terms Expiring in 2027

Christopher W. Chestney is a funeral director for Dapson-Chestney Funeral Home, Inc., located in Rhinebeck, New York, and Peck & Peck Funeral Homes, Inc., located in Pine Plains and Copake, New York. Mr. Chestney’s business experience gives us insights into the local community. Age 60. Director since 2015.

Shannon Martin LaFrance is a practicing lawyer and owner of law firms in Florida and New York. Her practice includes civil litigation and administrative law with a focus on land use, municipal and environmental matters, in addition to dependency and family law. Additionally, Ms. LaFrance has served as a hearing officer for the Hillsborough Environmental Protection Commission since her appointment in 2019, and previously served as town attorney and a zoning board of appeals and planning board attorney from 1994 through 2012 for the towns of Dover, Rosendale and Marbletown, New York. Ms. LaFrance was a Dutchess County Legislator from 2002 through 2007 for Fishkill, New York and served as Chair of the Legislature’s Environment Committee as well as the Groundwater Protection Subcommittee. Ms. LaFrance also served as the Legislature’s liaison to the Dutchess County Water and Wastewater Authority prior to her election. Ms. LaFrance’s general legal knowledge as well as her expertise in land, municipal and environmental issues are significant resources. Age 58. Director since 2007.

Sharon McGinnis has served as Chief Human Resources Officer at Central Hudson Gas and Electric Corporation since 2024. Ms. McGinnis joined Central Hudson Gas and Electric Corporation in 2009 and has also held the positions of Senior Vice President of Human Resources and Vice President of Human Resources & Safety. Prior to that, she held the positions of Vice President of Human Resources at Dow Jones Local Media Group in Campbell Hall, New York, where she served from 2001 to 2009, and Assistant Vice President of Human Resources at Frontier Insurance Group in Rock Hill, New York, from 1999 to 2001. She also has served as a board member of United Way of the Dutchess & Orange Region since 2016, a member of the Fortis Executive DEI Council since 2022, and a founding member of the Fortis Women Executive Leadership Council since 2017. Ms. McGinnis was a member of the Compensation and Benefits Committee of the Hudson Valley Credit Union from 2016 to 2021. Ms. McGinnis’s extensive experience in human resources and corporate governance are significant resources for the Board of Directors. Age 56. Director since 2025.

Item 2 – Approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan

Overview

Rhinebeck Bancorp’s Board of Directors unanimously recommends that stockholders approve the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (referred to in this proxy statement as the “2025 Equity Plan” or the “Plan”). The 2025 Equity Plan will become effective on the later of: (i) the date on which the Plan satisfies the applicable stockholder approval requirements, or (ii) the date on which the Plan satisfies any regulatory approvals, including the approval or non-objection of the Board of Governors of the Federal Reserve System (the “Plan Effective Date”). No Awards may be granted under the Plan prior to the Plan Effective Date. No further equity incentive awards will be granted under the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”) on or after the Plan Effective Date.

The 2020 Equity Plan is the only current plan pursuant to which equity incentive awards may be granted, and as of December 31, 2024, there were only 105,146 stock options and 34,778 restricted stock awards under the 2020 Equity Plan that remained available for issuance as equity incentive awards.  The 2020 Equity Plan does not have enough shares reserved to allow Rhinebeck Bancorp to use equity incentive awards in a meaningful way.  If the 2025 Equity Plan is not approved by stockholders, the Plan will not become effective, and Rhinebeck Bancorp will not be able to use equity incentive awards to effectively compensate employees and directors.

No awards may be granted under the 2025 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Equity Plan at that time will continue to be governed by the 2025 Equity Plan and the award agreements under which they were granted.

Best Practices

The 2025 Equity Plan reflects the following equity compensation plan best practices:

➢	The Plan limits the number of shares that may be issued pursuant to awards granted to any one employee in any calendar year;

➢	The Plan limits the number of shares that may be issued pursuant to awards granted to any one non-employee director in any calendar year as well as a maximum number of shares that may be issued pursuant to awards granted to all the non-employee directors in the aggregate in any calendar year;

➢	The Plan provides for a minimum vesting requirement of one year for at least ninety-five percent (95%) of equity-based awards, unless accelerated due to death, disability or an involuntary termination of service following at or following a change in control;

➢	The Plan does not provide for accelerated vesting upon retirement;

➢	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;

➢	The Plan prohibits grants of stock options with a below-market exercise price;

➢	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;

➢	The Plan does not permit the payment of dividends or dividend equivalent rights on stock options;

➢	The Plan provides that no cash dividends shall be paid with respect to any restricted stock awards, or with respect to dividend equivalent rights on restricted stock units, unless and until the participant vests in the underlying award;
➢	The Plan does not contain a liberal change in control definition;

➢	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;

➢	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror fails or refuses to assume the awards; and

➢	Awards under the Plan are subject to our clawback policies, including a policy adopted in accordance with Section 954 of the Dodd-Frank Act, as well as Rhinebeck Bancorp’s trading policy restrictions and hedging/pledging policy restrictions.

The full text of the 2025 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2025 Equity Plan is qualified in its entirety by reference to Appendix A.

Why Rhinebeck Bancorp Believes You Should Vote to Approve the 2025 Equity Plan

Our Board of Directors believes that equity-based incentive awards play a key role in the success of Rhinebeck Bancorp by encouraging and enabling employees, officers and non-employee directors of Rhinebeck Bancorp and its subsidiaries, including Rhinebeck Bank (as used in this section, Rhinebeck Bancorp, Rhinebeck Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend on for the successful conduct of its and Rhinebeck Bank’s businesses, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2025 Equity Plan are set forth in the section entitled “Plan Summary,” below.

We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy.  Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria.

If the 2025 Equity Plan is not approved by stockholders, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s stockholders.  In addition, if the 2025 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2025 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Determination of Shares Available under the 2025 Equity Plan

The Company is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2025 Equity Plan, subject to adjustment as described in the 2025 Equity Plan. The shares of common stock to be issued by Rhinebeck Bancorp under the 2025 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by the Company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2025 Equity Plan, the Company considered a number of factors, including: (i) the Company’s historical grant practices as to equity incentive awards; and (ii) the fact that there are only 139,924 shares available for grants as equity incentive awards under the 2020 Equity Plan, which is the only remaining plan under which equity incentive awards can be granted.

Size of Share Pool. The Company has determined that the maximum number of shares that may be issued under the Plan shall be equal to 600,000 shares of common stock, which may be granted in any combination of shares of restricted stock awards, restricted stock units, performance shares, performance share units or stock options, in the discretion of the Committee.

Limits on Grants to Employees and Directors.  The maximum number of shares of stock, in the aggregate, that may be granted under the 2025 Equity Plan as stock options, restricted stock and restricted stock units is 600,000, of which: (i) no more than 150,000 shares may be granted subject to  stock options to any individual employee in any calendar year, and no more than 150,000 shares may be granted as restricted stock awards and restricted stock units to any individual employee in any calendar year, (ii) no more than 30,000 shares may be granted subject to stock options to any individual non-employee director during any calendar year, and no more than 30,000 shares may be granted  as restricted stock awards and restricted stock units to any individual non-employee director during any calendar year, and (iii) no more than 180,000 shares may be granted subject to stock options to all non-employee directors in the aggregate, and no more than 180,000 shares may be granted as restricted stock awards and restricted stock units to all non-employee directors in the aggregate.

Current Stock Price. The closing price of Rhinebeck Bancorp common stock on the NASDAQ Market on April 1, 2025, was $10.40 per share.

Plan Summary

The following summary of the material terms of the 2025 Equity Plan is qualified in its entirety by reference to the full text of the 2025 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2025 Equity Plan. The purpose of the 2025 Equity Plan is to promote the long-term financial success of Rhinebeck Bancorp and its subsidiaries, including Rhinebeck Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of Rhinebeck Bancorp stockholders through the ownership of shares of common stock of Rhinebeck Bancorp and/or through compensation tied to the value of Rhinebeck Bancorp common stock.

Administration of the 2025 Equity Plan. The 2025 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to Rhinebeck Bancorp or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K.  To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of Rhinebeck Bancorp’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligible Participants. Employees and non-employee members of the Boards of Directors of Rhinebeck Bancorp and its subsidiaries, including Rhinebeck Bank, will be eligible for selection by the Committee for the grant of awards under the 2025 Equity Plan. As of April 1 2025, approximately 157 employees of Rhinebeck Bancorp and its subsidiaries and nine non-employee members of Rhinebeck Bancorp’s and Rhinebeck Bank’s Boards of Directors would be eligible for awards under the 2025 Equity Plan.

Types of Awards. The 2025 Equity Plan provides for the grant of restricted stock, restricted stock units, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions.  ISOs may be granted only to employees of Rhinebeck Bancorp’s subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2025 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2025 Equity Plan.  Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by Rhinebeck Bancorp and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

A restricted stock unit (“RSU”) is similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award.  If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by Rhinebeck Bancorp and will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2025 Equity Plan means, if the common stock of Rhinebeck Bancorp is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date.  If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).  Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a stockholder holding more than 10% of Rhinebeck Bancorp’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2025 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2025 Equity Plan must specify, and Rhinebeck Bancorp stockholders must approve, the number of shares available to be issued as ISOs.  As a result, in order to provide flexibility to the Committee, the 2025 Equity Plan provides that all of the stock options may be issued as ISOs.  Dividend equivalent rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2025 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee.  A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of Rhinebeck Bancorp’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of Rhinebeck Bancorp, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures.  An award may provide that partial achievement of performance measures result in partial payment or vesting of an award.  Achievement of the performance measures may be measured over more than one period or fiscal year.  In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on Rhinebeck Bancorp’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.  Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of Rhinebeck Bancorp or the manner in which Rhinebeck Bancorp or its subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of Rhinebeck Bancorp by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of Rhinebeck Bancorp into another corporation, any separation of a corporation or any partial or complete liquidation by Rhinebeck Bancorp or a subsidiary.

Certain Restrictions with Respect to Awards. No dividend or dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of Rhinebeck Bancorp’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

Minimum Vesting Requirement.  The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant.  However, at least 95% of the awards granted to employees will vest no earlier than one year after the date of grant, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2025 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2025 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for Rhinebeck Bancorp and its subsidiaries: (i) the participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of three months after the date of termination, subject to the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement (as defined in the plan), or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with Rhinebeck Bancorp or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume the award, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2025 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs.  In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer.  However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2025 Equity Plan.  Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2025 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2025 Equity Plan, except to the extent described herein.  The Board of Directors or Committee may also amend the 2025 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of Rhinebeck Bancorp.  Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2025 Equity Plan (as described above).  Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by Rhinebeck Bancorp’s stockholders.

Term.  No awards may be granted under the 2025 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Equity Plan at that time will continue to be governed by the 2025 Equity Plan and the award agreements under which they were granted.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2025 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares.  The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, at the time of settlement (in stock or cash), the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A of the Code (“Section 409A”). In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule).  The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax.  If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss.  The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates.  The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.  Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2025 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2025 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m). The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to the requirements of Section 162(m).  Section 162(m) generally limits to $1.0 million the deduction that a company is permitted to take for annual compensation paid to each “covered employee.” A “covered employee” includes any person who served as CEO or CFO of the Company at any time during the applicable fiscal year and the three other most highly compensated executive officers for that fiscal year and any other person who was a covered employee in a previous taxable year after December 31, 2016. Any awards that the Company grants pursuant to the 2025 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers.

Equity Compensation Plan Information

The 2020 Equity Plan is the only current plan under which equity incentive awards may be granted to employees, executives or directors.  The following table sets forth information, as of December 31, 2024, about common stock that may be issued upon exercise of options under stock-based benefit plans maintained by Rhinebeck Bancorp, as well as the number of securities available for issuance under equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	412,930	$6.62	139,924
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	412,930	$6.62	139,924

New 2025 Equity Plan Benefits

Any awards to executive officers, non-employee directors and employees of the Company under the 2025 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2025 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

The Board of Directors recommends a vote “FOR” the approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan.

Item 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

In 2019, the Audit Committee of the Board of Directors of Rhinebeck Bancorp engaged Wolf & Company, P.C. as Rhinebeck Bancorp’s independent registered public accounting firm.

Wolf & Company, P.C. has served as our independent registered public accounting firm for the years ended December 31, 2020 through December 31, 2024. The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2025, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

Audit Fees. The following table sets forth the fees that Wolf & Company, P.C. billed to Rhinebeck Bancorp for the years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$276,000	$263,000
Audit-Related Fees(2)	60,100	55,200
Tax Fees(3)	32,875	31,000
(1)	Consists of fees for the audits of Rhinebeck Bancorp’s financial statements, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Includes fees billed for professional services rendered for the performance of the ESOP, 401(k) and retirement plan audits.
(3)	Includes services rendered for tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the firm does not provide any non-audit services to us prohibited by law or regulation.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. to serve as the independent registered public accounting firm for the year ending December 31, 2025.

Item 4 — Advisory (Non-Binding) Vote on Executive Compensation

We are required to include a non-binding vote to approve the compensation of our executives in our proxy statement pursuant to the Dodd-Frank Act and the Securities and Exchange Commission’s implementing rules, commonly known as a “say on pay” vote. The Dodd-Frank Act requires that we include a say on pay vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say on pay votes (commonly referred to as a “say on pay frequency vote”), with stockholders having the choice of every year, every two years or every three years.

 The say on pay proposal at the Annual Meeting gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

 RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, is hereby approved.

 This vote will not be binding on Bancorp’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

 The purpose of our compensation policies and procedures is to attract, retain and appropriately reward experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes that our compensation policies and procedures achieve this objective.

The Board of Directors recommends that stockholders vote “FOR” the say on pay proposal.

 Item 5 — Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation

Under the Dodd-Frank Act, in addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, we are required to include in this proxy statement and present at the Annual Meeting a non-binding stockholder vote on whether an advisory vote on executive compensation should be held every year, every two years or every three years.

After considering the practices by other companies in this area, the Board and Compensation Committee believe that holding an advisory vote on executive compensation each year is the optimal interval for conducting and responding to a say on pay vote.

 Stockholders have the opportunity to choose among four options (holding the advisory vote on executive compensation every year, every two years, every three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

 Although this advisory vote on the frequency of the say on pay vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

 The Board of Directors recommends that stockholders vote for a say on pay frequency of “ONE YEAR” (meaning holding a say on pay vote every year).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and our two next most highly compensated officers for the fiscal year ended December 31, 2024. These individuals are sometimes referred to in this proxy statement as the “named executive officers” or the “NEOs.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation(2)	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Michael J. Quinn	2024	$565,008	$-	$-	$22,600	$55,936	$45,076	$688,620
President and Chief Executive Officer	2023	543,277	-	-	21,731	53,575	42,621	661,204
	2022	543,277	-	-	120,213	51,314	39,724	754,528

Jamie J. Bloom	2024	391,981	-	-	11,759	-	27,975	431,715
Chief Operating Officer	2023	376,905	-	-	11,307	-	23,856	412,068
	2022	337,124	-	-	60,542	-	24,413	422,079

Kevin Nihill	2024	173,207	100,000	119,100	-	-	3,462	395,769
Chief Financial Officer(1)
(1)	Mr. Nihill became the Chief Financial Officer on July 8, 2024.
(2)	Payments were earned pursuant to the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan, which includes any deferred bonus credited to the Rhinebeck Bank Executive Long-Term Incentive and Retention Plan.
(3)	Consists of the following payments for 2024:

Officer	Perquisites		ESOP and 401(k) Plan Match	Split Dollar(c)	Total
Michael J. Quinn	$15,671	(a)	$27,600	$1,805	$45,076
Jamie J. Bloom	-	(b)	27,177	798	27,975
Kevin Nihill	-	(b)	3,462	-	3,462
(a)	Includes the value of the executive’s club membership dues and the reimbursement of the cost of use of an automobile.
(b)	Did not exceed $10,000.
(c)	Represents the taxable income associated with the named executive officer’s split dollar life insurance benefit as described below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to our outstanding equity awards as of December 31, 2024 for our named executive officers.

		Outstanding Equity Awards at Fiscal Year End December 31, 2024
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares of stock that have not vested
Michael J. Quinn	8/25/2020	95,100	-	$6.57	8/25/2030	-		$-

Jamie J. Bloom	8/25/2020	28,000	-	6.57	8/25/2030	-		-

Kevin Nihill	7/9/2024	-	-	-	-	15,000	(1)	145,050	(2)

____________________________

(1)	Restricted stock awards vest in three approximately equal installments, beginning on July 9, 2025, the first anniversary of the date of grant.
(2)	Based on the closing stock price of $9.67 on December 31, 2024.

Employment Agreements

Michael J. Quinn and Jamie J. Bloom. Rhinebeck Bank maintains an employment agreement with Ms. Bloom and, during 2024, maintained an employment agreement with Mr. Quinn, the terms of which expire on December 31, 2026. Each agreement specifies the executive’s base salary. The base salary will be reviewed at least annually and may be adjusted in the discretion of the Board of Directors. In addition to the base salary, each agreement provides that the executive will be eligible to participate in the short-term and long-term incentive compensation programs of Rhinebeck Bank and Rhinebeck Bancorp. Each agreement specifies the executive’s target bonus opportunity under the Rhinebeck Bank Executive Short-Term Incentive and Retention Plan (the “STIP”), which is 25% of base salary for Mr. Quinn and 20% of base salary for Ms. Bloom. The executives are also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Rhinebeck Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of their duties with Rhinebeck Bank, including memberships in organizations as the executives and the Board of Directors mutually agree are necessary and appropriate. Mr. Quinn was provided with the use of a company automobile. Ms. Bloom is entitled to be reimbursed for use of an automobile, up to a dollar amount that is mutually agreeable to Rhinebeck Bank and Ms. Bloom.

Rhinebeck Bank may terminate the executive’s employment or the executive may resign at any time with or without “good reason” (as defined in the agreement). In the event of the executive’s termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), Rhinebeck Bank would pay a monthly severance payment equal to the sum of the executive’s base salary and average annual cash incentive compensation awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the Rhinebeck Executive Long-Term Incentive and Retention Plan (the “LTIP”), for the three most recent annual performance periods immediately prior to the executive’s date of termination, divided by 12. Such monthly severance payment would be paid for 24 months for Ms. Bloom. In addition, Ms. Bloom would receive non-taxable medical and dental insurance coverage under Rhinebeck Bank’s group health plan at the same cost-sharing arrangement in effect as of the date of termination for the earlier of 24 months, or, until the date the executive receives substantially comparable coverage from another employer. The executives would also be reimbursed for the reasonable cost of outplacement services, up to $5,000. “Good reason” for purposes of the employment agreements means: a material reduction in base salary and/or incentive compensation opportunities; a material reduction in authority, duties or responsibilities associated with the executive’s position with Rhinebeck Bank; a relocation of the executive’s principal place of employment by more than 35 miles from Rhinebeck Bank’s main office; or a material breach of the agreements by Rhinebeck Bank.

In the event of the executive’s qualifying termination event on or within two years after a change in control of Rhinebeck Bancorp or Rhinebeck Bank, Ms. Bloom would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times and two times, respectively, of the sum of the executive’s: (1) base salary; and (2) average bonus awarded under the STIP (or any other comparable cash incentive plan), which would include any portion of the award that is tax-deferred and payable pursuant to the LTIP, for the three most recent annual performance periods immediately prior to the change in control. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination.

In addition, Rhinebeck Bank (or its successor) will continue to provide the executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to the executive immediately before his or her date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1)  two years for Ms. Bloom after the executive’s date of termination; (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits; or (3) the executive’s death.

The employment agreements would immediately terminate upon the executive’s death or disability. In the event of death, Rhinebeck Bank has no obligation to pay any additional severance benefits under the employment agreements. In the event of the executive’s disability, Rhinebeck Bank would provide continued base salary payments to Ms. Bloom for 24 months, provided that such payment would be reduced by the amount of any disability insurance benefits payable to the executive during such period under Rhinebeck Bank’s disability insurance plan or program.

The agreements further provide that upon termination of employment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation restrictions.

In connection with the announcement of Mr. Quinn’s upcoming retirement, Mr. Quinn entered into a Retirement Separation Agreement on March 21, 2025, which superseded and replaced Mr. Quinn’s employment agreement. Under the agreement, Mr. Quinn has agreed to continue to serve as President and Chief Executive Officer of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC and as a director on the Boards of Directors of Rhinebeck Bancorp, Rhinebeck Bank, and Rhinebeck Bancorp, MHC through December 31, 2025, or such earlier time as mutually agreed among the parties.  Pursuant to the agreement, Mr. Quinn will receive: (1) his regular base salary through December 31, 2025, paid in accordance with Rhinebeck Bank’s regularly scheduled payroll; (2) his bonus earned for 2025 determined in accordance with Rhinebeck Bank’s Short-Term Incentive and Retention Plan, paid in accordance with Rhinebeck Bank’s regular practice but no later than March 15, 2026; and (3) provided that Mr. Quinn timely elects continued health care coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Rhinebeck Bank will pay the applicable COBRA premiums until Mr. Quinn becomes eligible for Medicare or until Mr. Quinn attains age 65, whichever date is earlier.  In addition, Rhinebeck Bank will continue to provide Mr. Quinn with a golf club, country club, and gym membership and use of a Company car at the same level currently provided by Rhinebeck Bank through his retirement date.  If Mr. Quinn is terminated for cause, the agreement will automatically terminate, and any payments and benefits provided thereunder will immediately cease.  The payments and benefits provided under the agreement are subject to and contingent on Mr. Quinn signing and not revoking a general release of claims against Rhinebeck Bank and Rhinebeck Bancorp, and Mr. Quinn’s agreement to, and continued compliance with, one-year non-competition and non-solicitation covenants, and non-disparagement, cooperation, and non-disclosure provisions.

Change in Control Agreement

Rhinebeck Bank maintains a change in control agreement with Mr. Nihill. The initial term of the agreement is through December 31, 2025. Commencing January 1, 2025, and each January 1 thereafter, the term will automatically extend for an additional year so that the remaining term will be two years from the prior renewal date, unless either party provides written notice of non-renewal at least 90 days before the renewal date. If, during the term of the agreement, Mr. Nihill’s employment is terminated by Rhinebeck Bank without cause other than due to death or disability or Mr. Nihill voluntarily resigns for good reason (as defined in the agreement) on or following a change in control of Rhinebeck Bank and/or the Company, Rhinebeck Bank will make a payment to Mr. Nihill equal to two times the sum of the his annual base salary and the average annual cash incentive compensation awarded over the three most recent annual performance periods before the change in control, payable in a cash lump sum within 30 days of Mr. Nihill’s termination of employment. In addition, Rhinebeck Bank will reimburse Mr. Nihill for the cost of continuing medical and dental insurance coverage for a period of up to 18 months. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.

Executive Short-Term Incentive and Retention Plan (STIP)

Rhinebeck Bank adopted the STIP for its executive officers, including the named executive officers. The STIP is designed to: (1) support a business change to community-based banking; (2) support a culture change to pay-for-performance; (3) focus the executive team on annual goals to meet long-term goals; (4) reward executives for their contributions; and (5) align compensation with the goals of the organization and marketplace practices. The plan provides annual incentive awards to participants based on bank-wide, department and/or individual performance goals as established annually by the Compensation Committee, with input from the Chief Executive Officer, which is determined by using performance history, peer data, market data and the Compensation Committee’s judgment based on previous experience and projected market conditions.

The NEOs can achieve annual incentive awards based on a percentage of salary, depending on whether the performance goals are achieved at minimum, target or maximum levels, and each goal is weighted between bank-level goals and individual goals. The annual performance period under the STIP is measured over a calendar year (the “plan year”). For the 2024 plan year, the performance goals established were based on Rhinebeck Bank’s business plan. Furthermore, any annual incentive award payable under the STIP was contingent upon Rhinebeck Bank achieving NEO’s annual incentive award opportunities for the 2024 plan year, as a percentage of base salary, were as follows:

Officer	Minimum	Maximum
Michael J. Quinn	0%	45%
Jamie J. Bloom	0%	35%

Unless otherwise deferred as described below, the executive’s annual incentive award is payable in a cash lump sum as soon as practicable following the completion of the plan year, provided, however, that such payment will be made no later than two and one-half months following the end of the plan year.

The STIP provides that the Compensation Committee may elect for a percentage of the executive’s annual incentive award to be deferred and paid on a later date (the “deferred bonus”), provided that such election is made prior to the applicable plan year associated with the annual incentive award. Any deferred bonus amount would be credited to an incentive benefit account established for the executive under the LTIP, and the time and manner of payment of the deferred bonus would be determined in accordance with the LTIP. For 2024, 40% of the annual incentive awards payable to Mr. Quinn and Ms. Bloom was designated as a deferred bonus and was credited to their incentive benefit accounts. Based on the foregoing, Mr. Quinn and Ms. Bloom earned the following annual incentive awards under the STIP for 2024:

Officer	Annual Incentive Award Paid Immediately	Deferred Bonus Credited to LTIP	Total Annual Incentive Award Earned
Michael J. Quinn	$13,560	$9,040	$22,600
Jamie J. Bloom	7,055	4,704	11,759

Executive Long-Term Incentive and Retention Plan (LTIP)

Rhinebeck Bank adopted the LTIP as a companion benefit plan with the STIP. Any executive participating in the STIP who receives a deferred bonus is a participant in the LTIP. Rhinebeck Bank maintains an incentive benefit account, which is a bookkeeping account established on behalf of each participant in the LTIP. Each participant’s deferred bonus payable pursuant to the STIP is credited to his or her incentive benefit account as of the date on which the participant’s annual incentive award is payable under the STIP. As of the last day of each plan year, Rhinebeck Bank will credit to each participant’s incentive benefit account interest earned on the account balance, based on a percentage equal to Rhinebeck Bancorp’s return on equity (on a consolidated basis) for its fiscal year immediately preceding the applicable plan year.

The participant will vest in each deferred bonus credited to his or her incentive benefit account at a rate of 20% per year for each year of service with Rhinebeck Bank, commencing on January 1st of the year immediately following the plan year. Notwithstanding the foregoing, the participant becomes 100% vested in the deferred bonus upon the earlier of: (1) the participant’s death, disability or involuntary termination without “cause;” (2) the participant’s attainment of either age 65 or age 55 with 15 years of service while employed with Rhinebeck Bank; or (3) a change in control of Rhinebeck Bancorp or Rhinebeck Bank.

Upon the participant’s termination of employment for any reason other than for cause, the vested portion of the participant’s incentive benefit account balance would be payable in a cash lump sum within 30 days following the participant’s date of termination.

Supplemental Executive Retirement Agreement

Rhinebeck Bank maintains a supplemental executive retirement agreement with Mr. Quinn (the “SERP”). The SERP is designed to provide non-qualified supplemental retirement income to Mr. Quinn as an incentive and reward for his continued service with Rhinebeck Bank. Upon the earlier of Mr. Quinn’s: (1) attainment of age 65; or (2) disability, he would be entitled to an annual benefit of $108,000, payable in monthly installments for 20 years (the “normal retirement benefit”). Payment of the normal retirement benefit would commence on the last day of the month following Mr. Quinn attaining age 65. Upon Mr. Quinn’s termination of employment for any reason other than cause or disability, prior to attaining age 65, he would be entitled to a reduced annual benefit, payable in monthly installments for 20 years, commencing on the last day of the month following Mr. Quinn attaining age 65. If Mr. Quinn’s separation from service occurs within 24 months of a change in control of Rhinebeck Bank, he would be entitled to the actuarial equivalent of the normal retirement benefit payable at age 65, determined as of the end of the year immediately prior to the date of separation from service (the “change in control benefit”). The change in control benefit would commence on the last day of the month following Mr. Quinn’s separation from service and would be payable in equal monthly installments for 20 years.

If Mr. Quinn dies while employed with Rhinebeck Bank, his beneficiary would be entitled to a lump sum payment equal to $2.16 million, which would be paid in lieu of the benefits described above.

Split Dollar Insurance Plan

Rhinebeck Bank maintains the Rhinebeck Bank Split Dollar Insurance Plan. Employees selected by the Board of Directors of Rhinebeck Bank are eligible to participate in the plan. Each named executive officer is participating in the plan. The plan provides that each participant is entitled to share in the proceeds under a life insurance policy owned by Rhinebeck Bank if a participant dies while employed with Rhinebeck Bank. The death benefit payable to the participant’s designated beneficiary is equal to the lesser of: (1) two times executive’s base salary less any benefits paid to the participant pursuant to Rhinebeck Bank’s group life insurance plan; or (2) the net death proceeds, which is the total death proceeds of the participant’s life insurance policy under the plan minus the greater of: (x) the cash surrender value or (y) aggregate premiums paid with respect to the policy. Upon the participant’s termination of employment, the participant’s designated beneficiary will not be entitled to any death benefit under the plan.

2020 Equity Plan

On May 26, 2020, Rhinebeck Bancorp’s stockholders approved the 2020 Equity Plan, which provides for the grant of stock-based awards to our directors and employees. The 2020 Equity Plan authorizes the issuance or delivery to participants of up to 763,743 shares of Rhinebeck Bancorp common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Rhinebeck Bancorp common stock that may be issued under the 2020 Equity Plan pursuant to the exercise of stock options is 545,531, and the maximum number of shares of Rhinebeck Bancorp common stock that may be issued as restricted stock awards or restricted stock units is 218,212. All grants will be subject to conditions established by the Board of Directors that are set forth in the applicable award agreement, including vesting conditions. The exercise price of stock options granted under the 2020 Equity Plan may not be less than the fair market value on the date the stock option is granted.

Pay vs. Performance

We are required by Securities and Exchange Commission (“SEC”) rules to disclose the following information regarding compensation paid to our Named Executive Officers (“NEOs”) and regarding the relationship between “Compensation Actually Paid,” which is calculated in accordance with SEC rules, to our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain financial performance measures of the Company, including total shareholder return (“TSR”) and net income.

The following table sets forth the Compensation Actually Paid to the Company’s PEO and the average Compensation Actually Paid to the Company’s Non-PEO NEOs for fiscal years 2024, 2023 and 2022. In addition, the table provides our cumulative Total Shareholder Return (“TSR”) and Net Income.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net (Loss) Income(4)
2024	$ 688,620	$ 782,744	$ 413,742	$ 454,430	$90.71	($ 8,620)
2023	661,204	549,225	367,061	292,642	75.52	4,395
2022	754,528	610,694	389,706	303,792	85.46	6,997

____________________________

(1)	Our PEO for each year reported was Michael J. Quinn. The dollar amounts reported are the amounts of total compensation reported for Mr. Quinn (Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)	For the 2024 fiscal year, our Non-PEO NEOs were Jamie J. Bloom and Kevin Nihill, and for the 2023 and 2022 fiscal years, our Non-PEO NEOs were Jamie Bloom and Michael McDermott. The dollar amounts reported represent the average of the amounts reported for our Non-PEO NEOs as a group (excluding Mr. Quinn) in the “Total” column of the Summary Compensation Table in each applicable year.
(3)	Total shareholder return value represents the Company’s TSR based on an initial $100 investment on December 31, 2021.
(4)	Net (loss) income is calculated in accordance with GAAP and reflects the amounts reported in the Company’s Annual Report on Form 10-K for the applicable year.

The following table sets forth the adjustments made during each year represented in the table above to arrive at Compensation Actually Paid to our PEO and average Compensation Actually Paid to our Non-PEO NEOs:

Year	Executive(s)	Summary Compensation Table Total	Minus Equity Awards from Summary Compensation Table	Plus Year-End Value of Unvested Awards Granted During the Year	Plus (Minus) Change in Value of Outstanding and Unvested Awards Granted in Prior Years	Plus (Minus) Change in Value of Prior Years’ Awards Vested During Year	Compensation Actually Paid
2024	PEO	$ 688,620	$ -	$ -	$ 94,124	$ -	$ 782,744
2024	Non-PEO NEOs	413,742	(59,550)	72,525	27,713	-	454,430
2023	PEO	661,204	-	-	(111,979)	-	549,225
2023	Non-PEO NEOs	367,061	-	-	(74,419)	-	292,642
2022	PEO	754,528	-	-	(130,010)	(13,824)	610,694
2022	Non-PEO NEOs	389,706	-	-	(77,274)	(8,640)	303,792

Below are charts illustrating the relationship between the Compensation Actually Paid to the PEO and the average Compensation Actually Paid to the Non-PEO NEOs and the Company’s TSR for 2022, 2023 and 2024 and the relationship between the Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to the Non-PEO NEOs and the Company’s Net Income for 2022, 2023 and 2024

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on specific date, the Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding, or one business next following, the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Transactions with Related Persons

The federal securities laws generally prohibit publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Rhinebeck Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. At December 31, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rhinebeck Bancorp or Rhinebeck Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2024, and were made in compliance with federal banking regulations.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

Rhinebeck Bancorp must receive proposals that stockholders seek to include in the proxy statement for our next annual meeting no later than December 16, 2025. If next year’s annual meeting is held on a date that is more than 30 calendar days before or after May 21, 2026, a stockholder proposal must be received by a reasonable time before Rhinebeck Bancorp begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is March 23, 2026.

Our Bylaws provide that, for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice to the Corporate Secretary not less than 90 days nor more than 120 days before the date of the annual meeting. However, if less than 90 days’ notice or prior public disclosure of the annual meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the annual meeting date was made. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to Rhinebeck Bancorp, Inc., 2 Jefferson Plaza, Poughkeepsie, New York 12601. Depending on the subject matter, the Secretary will forward the communication, handle the inquiry directly, or not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic or is unduly hostile, threatening, illegal or otherwise inappropriate. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the President and Chief Executive Officer, at the same address.

MISCELLANEOUS

Rhinebeck Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Rhinebeck Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation. The Company has also engaged Laurel Hill Advisory Group, LLC to assist in the proxy solicitation for a fee of $7,000.

Rhinebeck Bancorp’s Annual Report on Form 10-K is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2025.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet in advance of the meeting.

Appendix A

RHINEBECK BANCORP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 — GENERAL

Section 1.1    Purpose, Effective Date and Term.    The purpose of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Rhinebeck Bancorp, Inc. (the “Company”), and its Subsidiaries, including Rhinebeck Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of additional shares of Stock.  The effective date of the Plan shall be the later of: (i) the date on which the Plan satisfies the applicable stockholder approval requirements, or (ii) the date on which the Plan satisfies any regulatory approvals, including the approval or non-objection of the Board of Governors of the Federal Reserve System (the “Effective Date”).  No Awards may be granted under the Plan prior to the Effective Date.  As of and following the Effective Date, no further awards shall be granted under the Rhinebeck Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”), which shall remain inexistence solely for the purpose of administering outstanding awards granted under the 2020 Equity Plan.

The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary date of the Effective Date.

Section 1.2    Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors, or other committee established by the Compensation Committee or the Board of Directors for the purpose of administrating the Plan (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.    Each individual who is granted and holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4    Definitions.    Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1    General.    Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation, the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units and any Award may be granted as a Performance Award.

Section 2.2    Stock Options.    A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)    Grant of Stock Options.    Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time-based and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A).

(b)    Other Terms and Conditions.    A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Stockholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if an ISO is granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)   Prohibition of Cash Buy-Outs of Underwater Stock Options.    Under no circumstances will any underwater Stock Option (i.e., a Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of Stock as of the same date) that was granted under the Plan be bought back by the Company without stockholder approval.

(d)   Prohibition Against Repricing.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

(e)  Prohibition on Paying Dividends.  No dividends shall be paid on Stock Options, and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3    Restricted Stock Awards.

(a)    Grant of Restricted Stock.    A Restricted Stock Award is a grant of a share of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time-based and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)    Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends.    Unless the Committee determines otherwise, cash dividends or distributions, if any, declared with respect to shares of Stock subject to a Restricted Stock Award shall be retained by the Company and only distributed to a Participant within thirty (30) days after the vesting date of the underlying Restricted Stock Award.  If the underlying Stock does not vest, the dividends held by the Company with respect to such Stock shall be forfeited by the Participant.  No dividends shall be paid with respect to a Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in the Restricted Stock Award.  Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid to the Participant during the vesting period shall be paid within thirty (30) days following the vesting date.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award, whether or not performance-based, shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which the dividends were derived.

(ii)    Voting Rights.    Unless the Committee determines otherwise, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock and the voting rights may be exercised by the Participant.

(iii)    Tender Offers and Merger Elections.    Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any of the shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or the other person who shall be independent of the Company, as the Committee shall designate (if the Participant is not the a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4    Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards.    A Restricted Stock Unit is an Award denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Stock multiplied by the number of Restricted Stock Units being settled, or a combination of shares of Stock and cash. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time-based and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service.

(b)    Terms and Conditions.    Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    The Committee may impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and/or vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, and/or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)    The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period or (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units.

(v)No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5    Vesting of Awards.    The Committee shall specify the vesting schedule or conditions of each Award provided that at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, Awards under the Plan shall be granted with a vesting rate not exceeding 20% per year, with the first installment vesting one year after the date of grant and evidenced in an Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in an Award Agreement, upon the Participant’s death, Disability or Involuntary Termination following a Change in Control.

Section 2.6    Deferred Compensation.    If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain the exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7    Effect of Termination of Service on Awards.    The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and/or a Subsidiary and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan.

(a)    Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or for Cause, Stock Options shall be exercisable only as to those shares of Stock that were immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that had not vested as of the date of Termination of Service shall expire and be forfeited.

(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)   Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be exercisable as to all shares of Stock subject to an outstanding Award, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one (1) year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than one (1) year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service.  No Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than three (3) months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

Section 2.8.    Holding Period for Vested Awards.    As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement. The foregoing limitation shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (i) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (ii) a Participant exercises a Stock Option by a net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1    Available Shares.    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve.    Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 600,000 shares of Stock.  Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided herein and in Section 3.4.

(b)    Computation of Shares Available.    For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or a Restricted Stock Unit, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Awards vested rather than by the net number of shares of Stock issued.

Section 3.3    Limitations on Grants to Directors and Employees.

(a)	Employee Awards.

(i)Stock Options - Employees.  The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee under the Plan shall be 150,000 shares, all of which may be granted during any calendar year.  This maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.

(ii)Restricted Stock/Restricted Stock Unit Awards - Employees.  The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee under the Plan shall be 150,000 shares, all of which may be granted during any calendar year.  This maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units.

(b)	Director Awards.

(i)Stock Options – Individual and Aggregate Limits.  Individual non-employee Directors may be granted Stock Options of up to 30,000 shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may be granted up to 180,000 shares all of which may be granted during any calendar year.  These maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.

(ii) Restricted Stock/Restricted Stock Unit Awards – Individual and Aggregate Limits.  Individual non-employee Directors may be granted Restricted Stock Awards and Restricted Stock Units of up to 30,000 shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may be granted up to 180,000 shares all of which may be granted during any calendar year.  These maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Restricted Stock Awards and Restricted Stock Units under Section 3.2.

Section 3.4    Corporate Transactions.

(a)    General.    In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the first sentence in this paragraph) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)    Merger in Which Company is Not Surviving Entity.    In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives the merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization), all as determined by the Committee or the Board prior to the consummation of the merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. In the event the acquiring entity fails or refuses to assume the Company’s outstanding Awards: (1) any Service-based Awards shall vest immediately at or immediately prior to the effective time of the merger, consolidation or other business reorganization; (2) any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of the merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on that date; and (3) unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of the holder’s outstanding Stock Options and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization.

Section 3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control.    Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    At the time of an Involuntary Termination at or following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event the Stock Option is exercised more than three (3) months following the termination of employment.

(b)   At the time of an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully earned and vested immediately.

(c)   In the event of an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

Section 4.2    Definition of Change in Control.    For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)    Merger.    The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)    Acquisition of Significant Share Ownership.    There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than a Schedule 13G) required under Section 13(d) or 14(d) of the Exchange Act, that discloses that the filing person has or persons acting in concert have become the beneficial owner of 25% or more of a class of the Company’s or Bank’s voting securities; provided, however, this sub-section (b) shall not apply to Rhinebeck Bancorp, MHC’s ownership of the Company’s voting shares or the beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity in which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)    Change in Board Composition.    During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s board of directors; provided, however, that for purposes of this sub-section (c), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of the period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of the period; or

(d)    Sale of Assets.    The Company or the Bank sells to a third party all or substantially all of its assets.

In addition, in no event shall a reorganization of Rhinebeck Bancorp, MHC (i.e., the mutual holding company), the Company and the Bank solely within its corporate structure or a second-step conversion constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

In addition, if an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, the Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of the transaction.

ARTICLE 5 — COMMITTEE

Section 5.1    Administration.    The Plan shall be administered by the Committee. If the Committee consists of fewer than two (2) Disinterested Board Members, then the Board of Directors shall appoint to the Committee additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two (2) Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.    The administration of the Plan by the Committee shall be subject to the following:

(a)    The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant, or to extend the time period to exercise a Stock Option unless the extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee shall have the authority to define terms not otherwise defined herein.

(d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable corporate law.

(e)   The Committee shall have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant Awards under the Plan. The acts of the delegates shall be treated hereunder as acts of the Committee and the delegates shall report regularly to the Committee regarding the exercise of delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.    The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1    General.    The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award prior to the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.    Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or the Financial Accounting Standards Board (the “FASB”) subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.    Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder.    Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.    Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of the family members or to charitable organizations, and provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3    Designation of Beneficiaries.    A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.    Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Eligibility for Form and Time of Elections/Notification Under Code Section 83(b).    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7    Tax Withholding.    Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require the Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the amount required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of the shares of

Stock to the Stock Option holder) by a number equal to the quotient of (a) the amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.8    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.9    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10    Indemnification.    To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11    No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12    Governing Law.    The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13    Benefits Under Other Plans.    Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14    Validity.    If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision has never been included herein.

Section 7.15    Notice.    Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17    Awards Subject to Clawback.    (a)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if the person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)   Awards granted hereunder are subject to any Clawback Policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, implementing regulations thereunder, or otherwise.

Section 7.18    Automatic Exercise.    In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20.    Awards Subject to Company Clawback Policies and Restrictions.

Clawback Policies.  Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, including the Company’s current clawback policy and pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

Hedging/Pledging Policy Restrictions.  Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Stockholder” means an individual who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company.

(b)   “Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)   “Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

(d)   “Board of Directors” means the Board of Directors of the Company.

(e)   If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in the agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Company’s or the Bank’s (or other Subsidiary’s) Code of Ethics, material violation of the Sarbanes-Oxley Act of 2002 requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Company or the Bank or the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)   “Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

(i)    If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

(j)    “Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who received compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K or any successor provision thereto. The term Disinterested Board Member shall be interpreted in a manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(k)    “Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share Stock, as specified in the Award Agreement.

(l)    “Employee” means any person employed by the Company or a Subsidiary, including Directors who are also employed by the Company or a Subsidiary.

(m)  “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

(o)   “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(p)   “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

(q)   A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material diminution in Participant’s base compensation;

(ii)    a material diminution in Participant’s authority, duties or responsibilities;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace; or

(iv)   notwithstanding the foregoing, in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(r)    “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(s)    “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(t)    “Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

(u)   “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) designated as a Non-Qualified Option, (ii) granted to a Participant who is not an Employee; or (iii) granted to an Employee, but does not satisfy the requirements of Code Section 422.

(v)    “Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on assets; cash return on assets; return on equity; cash return on equity; return on tangible equity; cash return on tangible equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; operating efficiency ratio; financial return ratios; core earnings, capital; increase in revenue; total stockholder return; total shareholder return including special dividends; net operating income, operating income; net interest margin or net interest rate spread; cash flow; cash earnings; stock price; assets, growth in assets, loans or deposits, asset quality metrics, charge-offs, loan reserves, non-performing assets and loans, growth of loans, loan production volume; non-performing asset ratio; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in an earnings release or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(w)   “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

(x)   “Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

(y)   “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(z)   “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or Service on or after the attainment of age 65.  An Employee who also serves as a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased.  A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the board(s) of directors of the Company and any Subsidiary or affiliate in accordance with an applicable Company policy, following the provision of written notice to the board(s) of directors of the non-employee Director’s intention to retire.  A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Company or a Subsidiary for purposes of vesting of Awards and exercise of Stock Options.

(aa)“SEC” means the United States Securities and Exchange Commission.

(bb) “Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

(cc)“Service” means service as an Employee or Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(dd) “Stock” means the common stock of the Company, $0.01 par value per share.

(ee) “Stock Option” has the meaning ascribed to it in Section 2.2.

(ff) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(gg) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(ii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iii)   Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an Employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(iv)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(hh) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)   indications of time of day mean Eastern Time;

(f)    “including” means “including, but not limited to”;

(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   all words used in this Plan will be construed to be of the gender or number as the circumstances and context require;

(i)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Signature__________________________________ Signature, if held jointly_________________________________ Date__________, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5. 195378 Rhinebeck Proxy Card Rev4 Front CONTROL NUMBER  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  1. Election of Directors (1) Freddimir Garcia (2) Suzanne Rhulen Loughlin (3) Donald E. Beeler, Jr. FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees 3. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet in advance of the meeting must be received by 11:59 p.m., Eastern Time, on May 20, 2025. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 2025 2. The approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan. FOR AGAINST ABSTAIN 4. The approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers as presented in the Proxy Statement. FOR AGAINST ABSTAIN TWO YEARS ONE YEAR THREE YEARS ABSTAIN 5. The approval of the frequency of conducting advisory (non-binding) votes on the compensation of our Named Executive Officers.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2025 Proxy Statement and the 2024 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2025 RHINEBECK BANCORP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin Nihill and Jamie Bloom, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock held of record by the undersigned at the close of business on March 28, 2025 at the Annual Meeting of Stockholders of Rhinebeck Bancorp, Inc. to be held on May 21, 2025 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. 195378 Rhinebeck Proxy Card Rev4 Back (Continued, and to be marked, dated and signed, on the other side) 2025

RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS ESOP VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY. Signature_________________________________________Date_____________, 2025 Note: Please sign exactly as name appears hereon. Please mark your votes like this X ESOP VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5. 195378 Rhinebeck Proxy Card_ESOP Rev4 Front CONTROL NUMBER  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  INTERNET – www.cstproxyvote.com Use the Internet to submit your voting instructions. Have this ESOP Vote Authorization Form available when you access the above website. Follow the prompts to submit your instructions. MAIL – Mark, sign and date this ESOP Vote Authorization Form and return it in the postage-paid envelope provided. Your Internet vote instructions authorize the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned this ESOP Vote Authorization Form. Vote instructions must be received by 11:59 p.m., Eastern Time, on May 14, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 2025 1. Election of Directors (1) Freddimir Garcia (2) Suzanne Rhulen Loughlin (3) Donald E. Beeler, Jr. FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees 3. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. The approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan. FOR AGAINST ABSTAIN TWO YEARS ONE YEAR THREE YEARS ABSTAIN 5. The approval of the frequency of conducting advisory (non-binding) votes on the compensation of our Named Executive Officers. 4. The approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers as presented in the Proxy Statement. FOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2025 Proxy Statement and the 2024 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2025 RHINEBECK BANCORP, INC. ESOP VOTE AUTHORIZATION FORM THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE The undersigned hereby directs the trustee for the Rhinebeck Bank Employee Stock Ownership Plan (the “ESOP”) to vote the shares of Rhinebeck Bancorp, Inc. (the “Company”) common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders of the Company to be held on May 21, 2025, or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s ESOP account will be voted in the same proportion as shares for which the ESOP Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the ESOP Trustee in the manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the ESOP Trustee knows of no other business to be brought before the Annual Meeting. THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE ESOP TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. 195378 Rhinebeck Proxy Card_ESOP Rev4 Back (Continued, and to be marked, dated and signed, on the other side) 2025

RHINEBECK BANCORP, INC. PLEASE DO NOT RETURN THIS 401(k) PLAN VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY. Signature_________________________________________Date_____________, 2025 Note: Please sign exactly as name appears hereon. Please mark your votes like this X 401(K) PLAN VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5. 195378 Rhinebeck Proxy Card_401K Rev4 Front  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  INTERNET – www.cstproxyvote.com Use the Internet to submit your vote instructions. Have this 401(k) Plan Vote Authorization Form available when you access the above website. Follow the prompts to submit your instructions. MAIL – Mark, sign and date this 401(k) Plan Vote Authorization Form and return it in the postage-paid envelope provided. Your Internet vote instructions authorize the 401(k) Plan Trustee to vote your shares in the same manner as if you marked, signed and returned this 401(k) Plan Vote Authorization Form. Vote instructions must be received by 11:59 p.m., Eastern Time, on May 14, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 2025 CONTROL NUMBER 1. Election of Directors (1) Freddimir Garcia (2) Suzanne Rhulen Loughlin (3) Donald E. Beeler, Jr. FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY for all nominees 3. Ratification of Wolf & Company, P.C. as independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. The approval of the Rhinebeck Bancorp, Inc. 2025 Equity Incentive Plan. FOR AGAINST ABSTAIN TWO YEARS ONE YEAR THREE YEARS ABSTAIN 5. The approval of the frequency of conducting advisory (non-binding) votes on the compensation of our Named Executive Officers. 4. The approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers as presented in the Proxy Statement. FOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2025 Proxy Statement and the 2024 Annual Report to Stockholders are available at https://www.cstproxy.com/rhinebeckbancorp/2025 RHINEBECK BANCORP, INC. 401(K) PLAN VOTE AUTHORIZATION FORM THIS 401(K) PLAN VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE 401(K) PLAN TRUSTEE The undersigned participant in the Rhinebeck Bank 401(k) Plan (the “401(k) Plan”) hereby directs the 401(k) Plan Trustee to vote the shares of Rhinebeck Bancorp, Inc. (the “Company”) common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders of the Company to be held on May 21, 2025, or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s 401(k) Plan account will be voted in the same proportion as shares for which the 401(k) Plan Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the 401(k) Plan Trustee in the manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the 401(k) Plan Trustee knows of no other business to be brought before the Annual Meeting. THIS 401(K) PLAN VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE 401(K) PLAN VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4 AND “ONE YEAR” FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND IN ACCORDANCE WITH THE JUDGMENT OF THE 401(K) PLAN TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. 195378 Rhinebeck Proxy Card_401K Rev4 Back (Continued, and to be marked, dated and signed, on the other side) 2025